Exhibit 10.4

AMENDMENT NO. 3

TO

FIRST POTOMAC REALTY TRUST

2009 EQUITY COMPENSATION PLAN

WHEREAS, the First Potomac Realty Trust 2009 Equity Compensation Plan (the “2009 Plan”) was approved by shareholders on May 21, 2009;

WHEREAS, Amendment No. 1 to the 2009 Plan was approved by shareholders on May 20, 2010;

WHEREAS, Amendment No. 2 to the 2009 Plan was approved by shareholders on May 19, 2011;

WHEREAS, the Board does not intend, without the approval of shareholders, to buy out, for a payment in cash, share options or share appreciation rights granted under the 2009 Plan when the exercise price of such stock option or initial value of such share appreciation right is equal to or greater than the then-current fair market value of such stock option or share appreciation right;

WHEREAS, the Board wishes to amend the 2009 Plan in order to clarify that such buyouts are prohibited under the 2009 Plan without the approval of shareholders;

WHEREAS, the 2009 Plan provides that the plan will be administered by the “Administrator;”

WHEREAS, the Board’s intent was that the “Administrator” would be the Compensation Committee (the “Compensation Committee”) of the Board, and the Compensation Committee has, in fact, consistently administered the 2009 Plan since it was approved by shareholders on May 21, 2009;

WHEREAS, the Board wishes to amend the 2009 Plan in order to clarify that the administrator of the plan is the Compensation Committee; and

WHEREAS, the Board has the authority to amend the 2009 Plan pursuant to Article XV of the 2009 Plan.

NOW, THEREFORE, the 2009 Plan is amended as follows:

1. Section 6.02 of the 2009 Plan, as amended, is hereby amended by the addition of the following sentence at the end thereof:

“In addition, the Trust shall not buy out, for a payment in cash, an Option granted under the Plan when the Option price of such Option is equal to or greater than the then-current Fair Market Value, without the approval of shareholders.”

2. Section 7.01 of the 2009 Plan, as amended, is hereby amended by the addition of the following sentence at the end of the second paragraph thereof:

“In addition, the Trust shall not buy out, for a payment in cash, a SAR granted under the Plan where the Initial Value of such SAR is equal to or greater than the then-current Fair Market Value, without the approval of shareholders.”

3. Article I of the 2009 Plan, as amended, is hereby amended by the insertion of the following new Section 1.01 and the re-numbering of those Sections currently numbered Sections 1.01 through 1.20:

“1.01. Administrator

Administrator means the Committee.”

4. Except to the extent hereby amended and amended by Amendment No. 1 and Amendment No. 2, the 2009 Plan remains unchanged and shall continue in full force and effect.

5. The effective date of this Amendment is July 23, 2013.